UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2007

NationsHealth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50348	06-1688360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13650 N. W. 8th Street, Suite 109, Sunrise, Florida		33325
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-903-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2007, the Company entered into an employment agreement (the "Carson Agreement") with Rodney Carson to serve as Executive Vice President of Operations for NationsHealth, Inc. (the "Company"). The term of the Carson Agreement is three years and is extended at the end of the term on an annual basis unless terminated by either party. The Carson Agreement provides for a minimum annual base salary to be paid to Mr. Carson of $275,000, an annual bonus based upon achievement of goals established by the Company and the payment of additional incentive compensation based upon the satisfaction of one or more performance goals. If the Carson Agreement is terminated by the Company other than for cause or by Mr. Carson for good reason (as defined in the Carson Agreement) or by reason of his disability, then Mr. Carson is entitled to termination benefits. Mr. Carson’s termination benefits include payment of his base salary for 12 months in accordance with the Company’s normal payroll cycle, medical insurance for Mr. Carson and his immediate family for 12 months, and full vesting of any unvested stock options or restricted stock then held by him.
Under the Carson Agreement, upon a change in control (as defined in the Carson Agreement), the Company will fully vest 50% of any unvested restricted stock then held by him which had been issued on or prior to April 27, 2007 (the "Outstanding Restricted Stock") and will fully vest any unvested stock options then held by him. Nine months after the change of control, the Company will fully vest the remaining Outstanding Restricted Stock, provided that Mr. Carson is then employed by the Company. If, during such nine month period, the Carson Agreement is terminated by the Company other than for cause or by Mr. Carson for good reason, then the Company will fully vest the remaining Outstanding Restricted Stock. During the term of the Carson Agreement and for one year thereafter, Mr. Carson has agreed not to compete with, solicit business from the customers of, or solicit employees of, the Company and its affiliates.
Furthermore, on April 27, 2007, Mr. Carson was granted 50,000 shares of restricted stock of the Company. The restricted stock vests in the following installments: 25% on April 27, 2008 and 12.5% every six months thereafter (provided Mr. Carson is still employed by the Company). In connection with this grant of 50,000 shares of restricted stock to Mr. Carson on April 27, 2007, Mr. Carson forfeited all of the 80,000 stock options granted on May 22, 2006.
The foregoing description of the terms of the Carson Agreement is qualified in its entirety by reference to the complete terms and conditions of the Carson Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NationsHealth, Inc.

May 3, 2007	By:	Joshua B. Weingard

Name: Joshua B. Weingard
Title: Executive Vice President and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated April 27, 2007, between NationsHealth, Inc. and Rodney Carson.